Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2015 Non-Employee Director Stock Incentive Plan and Inducement Stock Option Award for Joseph L. Farmer of TESARO, Inc. of our report dated February 25, 2015, with respect to the consolidated financial statements of TESARO, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

August 7, 2015